Exhibit 5.1

Phone: (612) 672-8200

Fax: (612) 672-4800

www.maslon.com

February [•], 2023

Enservco Corporation 14133 County Road 9½ Longmont, Colorado 80504

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel Enservco Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-269265) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering by the Company of (i) up to 5,078,125 shares of common stock (the “Shares”), par value $.005 per share (“Common Stock”); (ii) common warrants (the “Common Warrants”) to purchase up to 5,078,125 shares of Common Stock (the “Warrant Shares”); and (iii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 5,078,125 shares of Common Stock (the “Pre-Funded Warrant Shares”).

The Shares, the Pre-Funded Warrants, the Warrants, the Pre-Funded Warrant Shares and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities are being sold pursuant to  a Securities Purchase Agreement to be entered into between the Company and the investors identified on the signature pages thereto. (the “Securities Purchase Agreement”).This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Certificate of Incorporation, as amended to date, (3) the Company’s Bylaws, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; and (e) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(i)      when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Securities Purchase Agreement, the Shares will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable;

(ii)     when the Pre-Funded Warrants shall have been duly registered on the records maintained by the Company for that purpose in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Securities Purchase Agreement, each Pre-Funded Warrant will have been duly authorized by all necessary corporate action of the Company and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iii)    when the Pre-Funded Warrant Shares initially issuable upon exercise of the Pre-Funded Warrants shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Pre-Funded Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Pre-Funded Warrants, the Pre-Funded Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable;

(iv)    when the  Warrants shall have been duly registered on the records maintained by the Company for that purpose in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Securities Purchase Agreement, each  Warrant will have been duly authorized by all necessary corporate action of the Company and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(v)     when the  Warrant Shares initially issuable upon exercise of the Warrants shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the  Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the  Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

In rendering the opinions in clauses (i) and (v) above, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

We are members of the bar of the State of Minnesota and express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. With respect to our opinions in clauses (ii) and (iv) relating to the enforceability of the Common Warrants and the Pre-Funded Warrants, which by their terms are governed by the laws of the State of New York, we have assumed without investigation or review that the internal law of the State of New York is identical to the internal law of the State of Minnesota. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement.

Sincerely,